UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084 23-2951943

(Commission file number) (IRS employer ID)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Citizens & Northern Corporation was held on Tuesday, April 17, 2012. The Board of Directors fixed the close of business on February 21, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On this record date, there were outstanding and entitled to vote 12,216,834 shares of Common Stock with two issues proposed for vote by the stockholders. A total of 9,178,609 shares of Common Stock were present or represented by proxy at the meeting. This represented approximately 75% of the Corporation’s outstanding Common Stock.

Proposal I- Election of Class I Directors

Voting for the Class I Directors elected to serve for a term of three years is summarized as follows:

Raymond R. Mattie
Total Votes in Favor	7,168,133
Total Votes Withheld / Against	219,938
Broker Non-Votes	1,790,538

Edward H. Owlett, III
Total Votes in Favor	6,745,723
Total Votes Withheld / Against	642,348
Broker Non-Votes	1,790,538

James E. Towner
Total Votes in Favor	7,029,799
Total Votes Withheld / Against	358,273
Broker Non-Votes	1,790,537

Charles H. Updegraff, Jr.
Total Votes in Favor	7,201,349
Total Votes Withheld / Against	186,723
Broker Non-Votes	1,790,537

Proposal II – Ratification and Approval of the appointment of the firm of ParenteBeard LLC as independent auditors of the Corporation.

Voting on the requested ratification and approval of the appointment of the firm of ParenteBeard LLC as independent auditors of the Corporation was as follows:

Total Votes in Favor	9,024,975
Total Votes Against	74,377
Total Abstained	79,256
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: April 19, 2012	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer